EXHIBIT 10.7
CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
LICENSE AGREEMENT
BETWEEN
Oregon Health & Science University
AND
Orexigen
Table of Contents
1.	Background

2.	Definitions

3.	Grant of Rights

4.	Sublicensing

5.	Reserved Government Rights

6.	Royalties and Reimbursements

7.	Record Keeping

8.	Reports on Progress, Sales, and Payments

9.	Performance

10.	Patent Filing, Prosecution, and Maintenance

11.	Infringement and Patent Enforcement

12.	Negation of Warranties and Indemnification

13.	Term, Termination, and Modification of Rights

14.	General Provisions
Signature Page with Addresses
Exhibit A: Milestones
Exhibit B: Common Stock Purchase Agreement

     This License Agreement is made and entered into on this 27th day of June, 2003 (hereinafter “Effective Date”) by and between Oregon Health & Science University (hereinafter “OHSU”), having offices at 2525 SW 1st Ave, Portland, Oregon 97201, and Orexigen Therapeutics, Inc. (hereinafter “LICENSEE”), a Delaware corporation having offices at 28202 Cabot Road, Suite 200, Laguna Niguel, CA 92677.
1.	BACKGROUND

1.01	In the course of fundamental research programs at OHSU inventions were conceived which relate to:
     1.01.1 [***] (hereinafter: Screening Patent)
     1.01.2 [***] and [***] (hereinafter: Mouse Patent)
     1.01.3 [***] (hereinafter: Therapeutic Patent)
The intellectual property rights resulting from these inventions and covered under this Agreement may be subject to the conditions set forth in 37 CFR Part 401.
1.02	OHSU is owner of certain right, title and interest in inventions related to the Screening Patent, Mouse Patent, and claims an interest in the Therapeutic Patent, and OHSU desires to license the Screening Patent and Mouse Patent to LICENSEE and assign ownership of the Therapeutic Patent to LICENSEE.

1.03	LICENSEE desires to obtain the licenses to and assignment of the patent rights for public use and benefit by using said patent rights,

1.04	OHSU desires to grant license and assignment under those rights to LICENSEE to develop and use products and/or processes or sell products for public use and benefit that utilize the inventions.

2.	DEFINITIONS

2.01	“First Commercial Sale” means the initial transfer by or on behalf of LICENSEE or its sublicensee of Licensed Products or Screening Products in exchange for cash or some equivalent to which value can be assigned for the purpose of determining Net Sales.

2.02	“Government” means the government of the United States of America.

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2.03	“Licensed Mouse Patent Field of Use” shall mean the breeding and use of MICE for LICENSEE’s own internal research purposes for drug development and characterization to develop therapeutic agents, compositions, and/or formulations to control hunger and/or feeding behavior. The Licensed Mouse Patent Field of Use specifically includes brain tissue, and more specifically brain slices including the arcuate nucleus, for analysis of the effects of potential therapeutic materials, compositions and formulations upon the defined neuronal circuits affecting feeding behavior and/or feelings of hunger or satiety. The Licensed Mouse Patent Field of Use specifically excludes DNA extracted from MICE, or the development or use of any cells, cell lines or subcellular fractions of MICE, particularly as a product for sale or distribution.

2.04	“Licensed Mouse Patent Rights” shall mean [***].

2.05	“Licensed Mouse Patent Territory” shall mean facilities operated by or on behalf of LICENSEE in the United States.

2.06	“Licensed Screening Patent Field of Use” shall mean screening for drug development and characterization to develop therapeutic agents, compositions, and/or formulations to control hunger and/or feeding behavior for LICENSEE’s own internal research purposes.

2.07	“Licensed Screening Patent Rights” shall mean:
2.07.1 [***], all divisions which claim priority to this application, and all patents issuing from such applications, divisions, and continuations, and in any reissues, reexaminations, and extensions of all such patents;
2.07.2 to the extent that the following contain one or more claims fully supported in 2.07.1 above: said claims (i) in continuations-in-part of 2.07.1 above; (ii) in all divisions and continuations of these continuations-in-part; (iii) in all patents issuing from such continuations-in-part, divisions, and continuations; and (iv) in any reissues, reexaminations, and extensions of all such patents; and
2.07.3 to the extent that the following contain one or more claims fully supported in 2.07.1 above: said claims in all counterpart foreign applications and patents to 2.07.1 and 2.07.2 above.
Licensed Screening Patent Rights shall not include (2.07.2) or (2.07.3) above to the extent that they contain one or more claims directed to new matter that is not fully supported in (2.07.1) above. Nor shall Licensed Screening Patent Rights include any claims to a composition of matter.

2.08	“Licensed Screening Patent Territory” shall mean worldwide.

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2.09	“Therapeutic Patent Field of Use” means discovering and developing therapeutic agents, compositions, and/or formulations to control hunger and/or feeding behavior.

2.10	“Assigned Therapeutic Patent Rights”
2.10.1 The inventions disclosed in [***], all regular utility applications, continuations, and divisions which claim priority to this application, and all patents issuing from such applications, divisions, and continuations, and in any reissues, reexaminations, and extensions of all such patents, it being understood that the referenced provisional application has no claims at the current time and that the specification of the provisional application will likely be supplemented and modified in the expected regular utility application claiming priority therefrom;
2.10.2 to the extent that the following contain one or more claims fully supported in (2.10.1) above: said claims (i) in continuations-in-part of (2.10.1) above; (ii) in all divisions and continuations of these continuations-in-part; (iii) in all patents issuing from such continuations-in-part, divisions, and continuations; and (iv) in any reissues, reexaminations, and extensions of all such patents; and
2.10.3 to the extent that the following contain one or more claims fully supported in (2.10.1) above: said claims in all counterpart foreign applications and patents to (2.10.1) and (2.10.2) above.
Assigned Therapeutic Patent Rights shall not include (2.10.2) or (2.10.3) above to the extent that they contain one or more claims directed to new matter that is not fully supported in (2.10.1) above.

2.11	“Therapeutic Patent Territory” shall mean worldwide.

2.12	“Patent Rights” means Licensed Screening Patent Rights, Licensed Mouse Patent Rights, and Assigned Therapeutic Patent Rights.

2.13	“Licensed Product(s)” means tangible materials which, in the course of manufacture, use, or sale would, in the hands of an unlicensed third party, infringe one or more Valid Claims of the Assigned Therapeutic Patent Rights.

2.14	“Licensed Process(es)” means methods which, in the course of being practiced would, in the absence of this Agreement, infringe one or more pending or issued claims of the Patent Rights that have not been held invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

2.15	“Mouse” or “Mice” shall mean [***] mice and the derived brain slice preparation for electrophysiological measurements was described in [***].[***]

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2.16	“Net Sales” means the total gross receipts for sales of Licensed Products or Screening Products by or on behalf of LICENSEE or its sublicensees, whether invoiced or not, less returns and allowances actually granted, packing costs, insurance costs, freight out, taxes or excise duties imposed on the transaction (if separately invoiced), and wholesaler and cash discounts in amounts customary in the trade.

2.17	“Screening Product(s)” means products demonstrated to have an activity using the Licensed Screening Patent Rights or the Licensed Mouse Patent Rights that is used to support regulatory approval.

2.18	“Valid Claim” means: (i) a claim of any issued patent in the Patent Rights, which has not been disclaimed, revoked or held unpatentable, invalid or unenforceable by a final decision of a court or other governmental agency of competent jurisdiction, which decisions is unappealable or unappealed within the time allowed for appeal, and which claim is otherwise enforceable, or (ii) a claim of a patent application in the Patent Rights that is pending in good faith and has not been on file in a substantially comparable form in a given country with the applicable patent office for more than [***] ([***]) years from the earliest date from which the patent application was filed or claims priority in such country.

3.	GRANT OF RIGHTS

3.01	OHSU hereby grants and LICENSEE accepts, subject to the terms and conditions of this Agreement:
3.01.1 A non-exclusive license under the Licensed Mouse Patent Rights to use or have used MICE in the Licensed Mouse Patent Field of Use in the Licensed Mouse Patent Territory. Under a Sponsored Research Agreement between OHSU and LICENSEE, OHSU shall provide MICE in order for OHSU investigators to conduct research under the scope of work with payment for the MICE upkeep to be covered under the Sponsored Research Agreement. LICENSEE has the option to request additional MICE to use outside of OHSU. If LICENSEE requests additional MICE, OHSU shall provide LICENSEE with one breeding pair of MICE consisting of one homozygous male and two homozygous females; if the pair of MICE does not successfully breed (an “Unsuccessful Breeding Pair”) OHSU shall provide LICENSEE with a replacement breeding pair of MICE.
3.01.2 co-exclusive license under the Licensed Screening Patent Rights in the Licensed Screening Patent Territory to use or have used the Licensed Screening Patent Rights in the Licensed Screening Patent Field of Use.
     3.01.2.1 LICENSEE is not granted the right to provide screening services on a fee-for-service basis to third parties, unless the screening is covered under Section 4.01.

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3.01.2.2 Each co-licensee will have rights and restrictions related to the Licensed Screening Patent Rights consistent with the terms of this Agreement, including all Sections of 3.01.2.1, 4.01, 4.01.1-4.01.3.
3.01.3 An assignment of all of OHSU’s claim of right, title, and interest to the Therapeutic Patent (including the regular utility application) by OHSU to LICENSEE.
3.02	This Agreement confers no license or rights by implication, estoppel, or otherwise under any patent applications or patents of OHSU other than the Patent Rights regardless of whether such patents are dominant or subordinate to the patent rights granted.

3.03	OHSU retains the right to use the Patent Rights for educational and research purposes, and permit other academic and nonprofit organizations to use the Licensed Mouse Patent Rights and Licensed Screening Patent Rights for educational and non-commercial research purposes. In addition, for the Licensed Mouse Patent Rights, and Licensed Screening Patent Rights, a license is reserved on behalf of the Government, subject to Section 5.01 below.

3.04	LICENSEE agrees with the following:
3.04.1 LICENSEE shall not initiate breeding activities with MICE, other than between the pair(s) provided and direct descendants thereof, without advance written permission of OHSU.
3.04.2 LICENSEE shall use MICE only for animal (non-food) experimentation, and shall handle MICE humanely and in compliance with all applicable laws and regulations, including animal welfare regulations.
3.04.3 LICENSEE shall not transfer MICE to any other party, and will limit access to MICE to its researchers who are bound by the obligations of this Agreement.
3.04.4 LICENSEE assumes all responsibility for the safe use and handling of MICE, and will defend, indemnify and hold harmless OHSU, and its Directors, Trustees, employees, officers, fellows, students and agents against any and all claims of LICENSEE and third parties arising from its acceptance, use, storage, handling, or disposal of MICE.
3.04.5 This Agreement is a bailment of MICE from OHSU to LICENSEE, and ownership of MICE is not transferred to LICENSEE.
4.	SUBLICENSING

4.01	Upon written approval by OHSU, which approval will not be unreasonably withheld, LICENSEE may enter into sublicensing agreements for the Licensed Screening Patent Rights for the sole purpose of collaborating with the sublicensee in the discovery and development of Licensed Products or Screening Products in the Licensed Screening Patent Field of Use, provided that
4.01.1 each sublicense has a grant that is consistent with the terms of Paragraph 3.01.2 herein;
4.01.2 the earned royalty rates on Net Sales in each sublicense shall be the same or greater than as set forth in Paragraph 6.03 herein; and
4.01.3 LICENSEE shall be responsible for payment of earned royalties to OHSU on Net Sales by sublicensees (i) as if such Net Sales were made by LICENSEE directly, and (ii) pursuant to the terms and conditions of this Agreement.
4.02	LICENSEE agrees that any sublicenses granted by it shall provide that the obligations to OHSU of Paragraphs 5.01-5.02, 7.01, 9.01, 9.03, 12.05, and 13.05-13.07 of this Agreement shall be binding upon the sublicensee as if it were a party to this Agreement. LICENSEE further agrees to attach copies of these Paragraphs to all sublicense agreements.

4.03	Any sublicenses granted by LICENSEE shall provide for the termination of the sublicense, or the conversion to a license directly between such sublicensees and OHSU, at the option of the sublicensee, upon termination of this Agreement under Article 13. Such conversion is subject to OHSU approval and contingent upon acceptance by the sublicensee of the remaining provisions of this Agreement.

4.04	LICENSEE agrees to forward to OHSU a copy of each fully executed sublicense agreement postmarked within sixty (60) days of the execution of such agreement.

5.	RESERVED GOVERNMENT RIGHTS

5.01	OHSU reserves on behalf of the Government an irrevocable, nonexclusive, nontransferable, royalty-free license for the practice of all inventions licensed under the Licensed Mouse Patent Rights and Licensed Screening Patent Rights throughout the world by or on behalf of the Government and on behalf of any foreign government or international organization pursuant to any existing or future treaty or agreement to which the Government is a signatory.

5.02	LICENSEE agrees that products used or sold in the United States embodying Licensed Products or Screening Products should be manufactured substantially in the United States, unless a written waiver is obtained in advance from the Government.

6.	ROYALTIES AND REIMBURSEMENT

6.01	LICENSEE agrees to pay to OHSU an upfront, non-creditable, non-refundable license royalty fee of Sixty-Five Thousand U. S. Dollars (US $65,000) within thirty (30) days from the Effective Date.

6.02	LICENSEE shall pay to OHSU an additional license royalty in the amount of Twenty Thousand U.S. Dollars (US $20,000) upon receipt of pair of MICE under the option described in Paragraph 3.01.1. LICENSEE shall pay to OHSU a further license royalty in the amount of Twenty Thousand U.S. Dollars (US $20,000) per pair upon receipt of any additional pair of MICE. LICENSEE shall pay all transportation costs for shipment of any MICE from OHSU to LICENSEE. However, no additional royalties shall be due for a pair of MICE received as replacement for an Unsuccessful Breeding Pair under Paragraph 3.01.1, and such a replacement pair of MICE shall be shipped to LICENSEE at OHSU’s expense.

6.03	LICENSEE agrees to pay OHSU an earned royalty of [***] percent ([***]%) percent on Net Sales on Licensed Products or Screening Products.
6.03.1 On sales of Licensed Products or Screening Products by LICENSEE to sublicensees or affiliated parties or on sales made in other than an arm’s-length transaction, the value of the Net Sales attributed under this Article 6.03 to such a transaction shall be that which would have been received in an arm’s-length transaction, based on sales of like quantity and quality products on or about the time of such transaction.
6.03.2 No multiple royalties shall be payable to OHSU because any Licensed Products or Screening Products are covered by more than one of the Patent Rights in this Agreement.
6.03.3 The term of the royalties will be:
6.03.3.1	For Licensed Products, royalties shall be paid based on the existence of a Valid Claim in the country of intended use.

6.03.3.2	For Screening Products, royalties will be due until the last of the following expire:
6.03.3.2.1	if OHSU is the assignee on some or all of the inventorship rights on the Screening Product patent under which the royalties are due, royalties shall be paid based on the existence of a Valid Claim in the country of intended use.

6.03.3.2.2	If OHSU is not the assignee on some or all of the inventorship rights on the Screening Product patent under which the royalties are due, royalties are due on the Screening Product in all countries in which the Screening Product patent is maintained until the last to expire of the a) Licensed Mouse Patent Rights or b) Licensed Screening Patent Rights.
6.03.4 Royalties will be paid pursuant to Article 8.02 below.

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6.04	LICENSEE agrees to pay OHSU, within [***] ([***]) days of OHSU’s submission of a statement and request for payment, an amount equivalent to [***] ([***]%) of expenses previously incurred by OHSU in the preparation, filing, prosecution, and maintenance of Licensed Screening Patent Rights. LICENSEE further agrees to pay to OHSU, within [***] ([***]) days of OHSU’s submission of a statement and request for payment to LICENSEE, a royalty amount equivalent to [***] percent ([***]%) of all such ongoing patent expenses incurred for Licensed Screening Patent Rights.
6.04.1 LICENSEE may elect to surrender its rights in any country of the Licensed Screening Patent Territory under any Licensed Screening Patent Rights upon [***] ([***]) days’ written notice to OHSU and owe no payment obligation under this paragraph for subsequent patent-related expenses incurred in that country. LICENSEE shall have no further rights under the Licensed Screening Patent Rights in those countries in which it surrenders its rights.
6.04.2 LICENSEE understands that OHSU has co-exclusively licensed the Licensed Screening Patent Rights. OHSU does not represent that it will continue to prepare, file, prosecute, or maintain the Licensed Screening Patent Rights in a country if either co-licensee surrenders its rights in that country. Before abandoning patent rights in a country, OHSU will give LICENSEE the option to gain exclusive rights in that country by paying one hundred percent (100%) of patent costs for that country.
6.05	LICENSEE agrees to issue to OHSU one hundred thousand (100,000) shares of LICENSEE common stock (the “Shares”). The shares will represent at least [***] percent ([***]%) of the shares to be issued by LICENSEE, on a fully diluted basis, after the closing of the LICENSEE’s Series A Preferred Stock financing transaction.
6.05.1 The Shares issued to OHSU shall not be subject to forfeiture and shall not be used as an offset or credit upon future royalties.
6.05.2 The Shares will be issued pursuant to a Common Stock Purchase Agreement (in substantially the form attached hereto as Exhibit B) by and between OHSU and LICENSEE. LICENSEE warrants and represents that (a) The Common Stock Purchase Agreement shall contain substantially the same terms and provisions as other Common Stock Purchase Agreements entered into between LICENSEE and other third parties; and (b) the Common Stock Purchase Agreement shall contain substantially the same restrictions as those set forth in other stock restriction agreements entered into between LICENSEE and other holders of its Common Stock.
7.	RECORD KEEPING

7.01	LICENSEE agrees to keep accurate and correct records of Licensed Products and Screening Products made, used, or sold appropriate under this Agreement to determine the amount of royalties due OHSU. Such records shall be retained for at least [***] ([***])

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years following a given reporting period. They shall be available during normal business hours for inspection at the expense of OHSU by an accountant or other designated auditor selected by OHSU for the sole purpose of verifying reports and payments hereunder. The accountant or auditor shall only disclose to OHSU information relating to the accuracy of reports and payments made under this Agreement. If an inspection shows an under-reporting or underpayment in excess of [***] percent ([***]%) for any twelve (12) month period, then LICENSEE shall reimburse OHSU for the cost of the inspection at the time LICENSEE pays the unreported royalties. All payments required under this Paragraph shall be due within [***] ([***]) days of the date OHSU provides LICENSEE notice of the payment due.
8.	REPORTS ON PROGRESS, SALES, AND PAYMENTS

8.01	LICENSEE shall provide written [***] reports on its progress toward developing Licensed Products and Screening Products within [***] ([***]) days [***]. These progress reports shall include the following two parts:
8.01.1 Part One: Progress on research and development, status of applications for regulatory approvals, manufacturing, sublicensing, marketing, and sales during the preceding calendar year, as well as plans for the next [***] period.
8.01.2 Part Two: A list of potential Screening Products identified or reduced to practice during the last [***] period.
LICENSEE agrees to provide any additional data reasonably required by OHSU to evaluate LICENSEE’s performance under this Agreement.

8.02	LICENSEE shall submit to OHSU [***] royalty report within [***] ([***]) days [***] setting forth for the preceding [***] period the amount of the Licensed Products or Screening Products sold by or on behalf of LICENSEE in each country, the Net Sales, the amount of royalty accordingly due, and whether or not any First Commercial Sales have taken place.
8.02.1 With each such royalty report, LICENSEE shall submit payment of the earned royalties due. If no earned royalties are due to OHSU for any reporting period, the written report shall so state. The royalty report shall be certified as correct by an authorized officer of LICENSEE and shall include a detailed listing of all deductions made under Paragraph 2.16 to determine Net Sales made under Article 6.03 to determine royalties due.
8.02.2 Royalties due under Article 6 shall be paid in U.S. dollars. For conversion of foreign currency to U.S. dollars, the conversion rate shall be the rate quoted in The Wall Street Journal on the day that the payment is due. All checks and bank drafts shall be drawn on United States banks and shall be payable to Oregon Health & Science University at the address shown on the Signature Page below. Any loss of exchange, value, taxes, or other expenses incurred in the transfer or conversion to U.S. dollars shall be paid entirely by [***].

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8.03	LICENSEE agrees to forward [***] to OHMS a copy of such reports received by LICENSEE from its sublicensees during the preceding [***] period [***] as shall be pertinent to a royalty accounting to OHSU by LICENSEE for activities under the sublicense.

8.04	All plans and reports required by this Article 8 and marked “CONFIDENTIAL” by LICENSEE shall be treated by OHSU as commercial and financial information obtained as privileged and confidential and, to the extent permitted by law, shall not be disclosed to any third party.

9.	PERFORMANCE

9.01	LICENSEE shall use its reasonable best efforts to make diligent progress toward the introduction of the Licensed Products or Screening Products into the commercial market as soon as practicable. The efforts of a sublicensee shall be considered the efforts of LICENSEE.

9.02	Exhibit A sets out a list of milestones and dates for completion agreed to by OHSU and the LICENSEE. The successful completion of these milestones on or before the designated date will be accepted by OHSU as diligent progress toward the commercialization of the invention. Failure to achieve any milestone in Exhibit A will be grounds for OHSU to re-open negotiations with the possibility of OHSU terminating or modifying this Agreement.

9.03	Upon the First Commercial Sale, until the expiration of this Agreement, LICENSEE shall use its reasonable best efforts to keep Licensed Products or Screening Products reasonably accessible to the public.

10.	PATENT FILING, PROSECUTION, AND MAINTENANCE

10.01	OHSU agrees to take responsibility for the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the Licensed Mouse Patent Rights and Licensed Screening Patent Rights.

10.02	LICENSEE agrees to take responsibility for the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the Assigned Therapeutic Patent Rights, and shall have full discretion regarding selection of countries in which to foreign file. If LICENSEE elects to abandon any national stage application of the Assigned Therapeutic Patent Rights, OHSU has the right to continue prosecuting or maintaining the patent. LICENSEE will alert OHSU and give OHSU [***] ([***]) days to decide whether OHSU desires to continue the patent prosecution or maintenance at OHSU’s sole expense.

11.	INFRINGEMENT AND PATENT ENFORCEMENT

11.01	OHSU and LICENSEE agree to notify each other promptly of each infringement or possible infringement, as well as any facts which may affect the validity, scope, or enforceability of the Patent Rights of which either Party becomes aware.

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11.02	OHSU is solely responsible for patent enforcement for the Licensed Mouse Patent Rights and Licensed Screening Patent Rights. LICENSEE is solely responsible for patent enforcement for the Assigned Therapeutic Patent Rights.

12.	NEGATION OF WARRANTIES AND INDEMNIFICATION

12.01	OHSU offers no warranties other than those specified in Article 1.

12.02	OHSU does not warrant the validity of the Patent Rights and makes no representations whatsoever with regard to the scope of the Patent Rights, whether or not the Patent Rights can be perfected, or that the Patent Rights may be exploited without infringing other patents or other intellectual property rights of third parties.

12.03	OHSU MAKES NO WARRANTIES, EXPRESSED OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY SUBJECT MATTER DEFINED BY THE CLAIMS OF THE LICENSED PATENT RIGHTS.

12.04	OHSU does not represent that it will commence legal actions against third parties infringing the Patent Rights.

12.05	LICENSEE shall indemnify and hold OHSU, its directors, trustees, officers, employees, students, fellows, agents, and consultants harmless from and against all liability, demands, damages, expenses, and losses, including but not limited to death, personal injury, illness, or property damage in connection with or arising out of (a) the use by or on behalf of LICENSEE, its sublicensees, directors, employees, or third parties of any Patent Rights, or (b) the design, manufacture, distribution, or use of any Licensed Products, Screening Products, or Licensed Processes, or materials or other products or processes developed in connection with or arising out of the Patent Rights. LICENSEE at all times shall carry insurance or self-insurance sufficient to cover its contractual obligations with respect to activities performed under this Agreement. LICENSEE shall provide evidence of this coverage to OHSU upon written request by OHSU.

13.	TERM, TERMINATION, AND MODIFICATION OF RIGHTS

13.01	This Agreement is effective as of the Effective Date and shall extend to the expiration of the last to expire of the Patent Rights or the royalty term defined in Section 6.03.3 unless sooner terminated as provided in this Article 13.

13.02	In the event that LICENSEE is in default in the performance of any material obligations under this Agreement, and if the default has not been remedied within [***] ([***]) days after the date of notice in writing of such default, OHSU may terminate this Agreement by written notice.

13.03	In the event that LICENSEE becomes insolvent, files a petition in bankruptcy, has such a petition filed against it, determines to file a petition in bankruptcy, or receives notice of a third party’s intention to file an involuntary petition in bankruptcy, LICENSEE shall immediately notify OHSU in writing. Furthermore, OHSU shall have the right to

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terminate this Agreement by giving LICENSEE written notice. Termination of this Agreement is effective upon LICENSEE’s receipt of the written notice.
13.04	LICENSEE shall have a unilateral right to terminate this Agreement and/or any licenses in any country by giving OHSU [***] ([***]) days written notice to that effect.

13.05	OHSU shall have the right to terminate or modify, at its option, this Agreement if LICENSEE (a) cannot demonstrate to OHSU’s satisfaction that LICENSEE has taken, or can be expected to take within a reasonable time, effective steps to achieve practical application of the Licensed Products, Screening Products or Licensed Processes under Article 9; (b) has willfully made a false statement of, or willfully omitted, a material fact in any report required by the license agreement; or (c) has committed a substantial breach of a covenant or agreement contained in the license.

In making this determination, OHSU will take into account the normal course of commercial development programs as conducted with sound and reasonable business practices and judgment and the annual reports submitted by LICENSEE under Paragraph 8.01. Prior to invoking this right, OHSU shall give written notice to LICENSEE providing LICENSEE specific notice of, and a [***] ([***]) day opportunity to respond to, OHSU’s concerns as to the previous items (a) to (c). If LICENSEE fails to alleviate OHSU’s concerns as to the previous items (a) to (c) or fails to initiate corrective action to OHSU’s satisfaction, OHSU may terminate this Agreement.

13.06	Within [***] ([***]) days of termination of this Agreement under this Article 13, a final report shall be submitted by LICENSEE. Any royalty payments, including those related to patent expenses, due to OHSU shall become immediately due and payable upon termination or expiration. If terminated under this Article 13, sublicensees may elect to convert their sublicenses to direct licenses with OHSU pursuant to Paragraph 4.03.

13.07	Upon termination of this Agreement, LICENSEE shall, at its own expense, forthwith remove, efface or destroy all references to OHSU from all advertising or other materials used in the promotion of LICENSEE’s business or sublicensees and LICENSEE or sublicensees shall not thereafter represent in any manner that it has rights in or to the Patent Rights, Licensed Products, Screening Products, or Licensed Processes.

13.08	Immediately upon termination, LICENSEE agrees to return all MICE to OHSU, or to destroy said MICE and certify in writing to OHSU that MICE have been destroyed.

13.09	Paragraphs 4.03, 7.01, 8.04, 12.01-12.05, and 14.11 of this Agreement shall survive termination of this Agreement.

14.	GENERAL PROVISIONS

14.01	Neither Party may waive or release any of its rights or interests in this Agreement except in writing. The failure of OHSU to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right by OHSU or excuse a similar subsequent failure to perform any such term or condition by LICENSEE.

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14.02	This Agreement constitutes the entire agreement between the Parties relating to the subject matter of the Patent Rights, and all prior negotiations, representations, agreements, and understandings are merged into, extinguished by, and completely expressed by this Agreement.

14.03	The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law, such determination shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement.

14.04	If either Party desires a modification to this Agreement, the Parties shall, upon reasonable notice of the proposed modification by the Party desiring the change, confer in good faith to determine the desirability of such modification. No modification will be effective until a written amendment is signed by the signatories to this Agreement or their designees.

14.05	The construction, validity, performance, and effect of this Agreement shall be governed by the laws of the State of Oregon.

14.06	All notices required or permitted by this Agreement shall be given by prepaid, first class, registered or certified mail properly addressed to the other Party at the address designated on the following Signature Page, or to such other address as may be designated in writing by such other Party, and shall be effective as of the date of the postmark of such notice.

14.07	This Agreement shall not be assigned by LICENSEE except (a) with the prior written consent of OHSU, such consent to be reasonably given; or (b) as part of a sale or transfer of substantially the entire business of LICENSEE relating to operations which concern this Agreement. LICENSEE shall notify OHSU within ten (10) days of any assignment of this Agreement by LICENSEE.

14.08	LICENSEE agrees in its use of any OHSU-supplied materials to comply with all applicable statutes, regulations, and guidelines.

14.09	LICENSEE acknowledges that it is subject to and agrees to abide by the United States laws and regulations (including the Export Administration Act of 1979 and Arms Export Control Act) controlling the export of technical data, computer software, laboratory prototypes, biological material, and other commodities. The transfer of such items may require a license from the cognizant agency of the Government or written assurances by LICENSEE that it shall not export such items to certain foreign countries without prior approval of such agency. OHSU neither represents that a license is or is not required or that, if required, it shall be issued.

14.10	By entering into this Agreement, OHSU does not directly or indirectly endorse any product or service provided, or to be provided, by LICENSEE whether directly or indirectly related to this Agreement. LICENSEE shall not state or imply that this Agreement is an endorsement by OHSU, or its employees.

Additionally, LICENSEE shall not use the names or indicia of OHSU or its employees in any advertising, promotional, or sales literature without the prior written consent of OHSU. Either party may publicly acknowledge the existence of this Agreement and may issue a press release regarding this Agreement provided that the contents of said press release are mutually agreed to by the parties.

14.11	The Parties agree to attempt to settle amicably any controversy or claim arising under this Agreement or a breach of this Agreement. Thereafter, both parties agree that all disputes between them arising out of or relating to this Agreement, shall be submitted to non-binding mediation unless the parties mutually agree otherwise. LICENSEE further agrees to include a similar provision in all sublicenses with sublicensees under this Agreement thereby providing for mediation as the primary method for dispute resolution between the parties to those agreements. All parties agree to exercise their best effort in good faith to resolve all disputes in mediation.
SIGNATURES ON NEXT PAGE

SIGNATURE PAGE
IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.
FOR OHSU:

By:	/s/ Todd Sherer	6-27-03

	Todd T. Sherer, Ph.D.	Date
Director, Technology and Research Collaborations
Mailing Address for Notices:
Technology and Research Collaborations
Oregon Health & Science University
2525 SW 1st Ave, Suite 120
Portland, Oregon 97201
FOR OREXIGEN THERAPEUTICS, INC.:

By:	/s/ Eckard Weber	7-14-03

	Eckard Weber, MD	Date
CEO, Orexigen Therapeutics, Inc.
Mailing Address for Notices:
28202 Cabot Road, Suite 200
Laguna Niguel, CA 92677

EXHIBIT A: Milestones
Milestone 1: LICENSEE will receive a minimum of [***]dollars ($[***]) in an [***] within [***] ([***]) months of the Effective Date.
Milestone 2: LICENSEE [***] following the Effective Date.
Milestone 3: LICENSEE [***] of the Effective Date.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B: Common Stock Purchase Agreement
OREXIGEN THERAPEUTICS, INC.
COMMON STOCK PURCHASE AGREEMENT
THIS COMMON STOCK PURCHASE AGREEMENT (“Agreement”) is made and entered into as of                     , 2003, by and between OREXIGEN THERAPEUTICS, INC., a Delaware corporation (the “Company”), and OREGON HEALTH & SCIENCE UNIVERSITY (“OHSU”).
RECITALS
WHEREAS, the Company and OHSU are parties to that certain Exclusive License Agreement, dated as of June 27, 2003, pursuant to which the Company has agreed to issue One Hundred Thousand (100,000) shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties contained herein, the parties hereto agree as follows:
     1. Issuance of the Common Stock. Concurrently herewith, the Company is issuing to OHSU One Hundred Thousand (100,000) shares of the Company’s Common Stock (the “Shares”) and is delivering a stock certificate registered in OHSU’s name to OHSU representing the Shares, the receipt of which is hereby acknowledged.
     2. Representations and Warranties of the Company. The Company hereby represents and warrants to OHSU as of the date of this Agreement as follows:
Organization; Good Standing; Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement, to issue the Shares and to carry out the provisions of this Agreement.
Authorization; Enforceability. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the delivery of the Shares being issued hereunder, has been taken and this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) as to rights to indemnity and contribution that may be limited by applicable laws.
Valid Issuance of Common Stock. The Shares that are being issued to OHSU hereunder, when issued and delivered in accordance with the terms of this Agreement will be duly and validly issued, fully paid, and nonassessable, and will be free, other than those set forth in that certain Stock Restriction Agreement of even date herewith, of restrictions.

     3. Representations and Warranties of OHSU. OHSU hereby represents and warrants to the Company as of the date of this Agreement as follows:
Registration. OHSU understands that the shares of the Common Stock have not been registered under the Securities Act of 1993, as amended (the “Securities Act”) or qualified under California securities laws and are being offered and sold pursuant to exemptions from registration contained in the Securities Act and qualification provisions of California securities laws based on the representations of OHSU contained herein.
Entirely For Own Account. OHSU is acquiring the Common Stock to be issued hereunder for investment and not as a nominee and not with a view to the distribution thereof. OHSU understands that it must bear the economic risk of this investment indefinitely unless the shares of Common Stock are registered for resale pursuant to the Securities Act, or an exemption from such registration is available, and that the Company has no present intention of registering the Common Stock for resale. OHSU further understands that there is no assurance that any exemption from the Securities Act will be available or, if available, that such exemption will allow OHSU to dispose of or otherwise transfer any or all of the Common Stock under the circumstances, in the amounts or at the such times OHSU might propose.
Investment Experience. By reason of OHSU’s business or financial experience, or that of OHSU’s professional advisor, OHSU has the capacity to protect OHSU’s own interests in connection with the issuance of the Common Stock hereunder and has the ability to bear the economic risk (including the risk of total loss) of OHSU’s investment.
Rule 144. OHSU acknowledges that it is aware of Rule 144 promulgated under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. OHSU understands that under Rule 144, except as otherwise provided by section (k) of that Rule, the conditions include, among other things: the availability of certain current public information about the issuer, the resale occurring not less than one year after the party has purchased and paid for the securities to be sold and limitations on the amount of securities to be sold and the manner of sale. OHSU understands that the current information referred to above is not now available and the Company has no present plans to make such information available. OHSU acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time it wishes to sell the Common Stock and that, in such event, it may be precluded from selling such stock under such Rule, even if the one-year minimum holding period of such Rule has been satisfied. OHSU acknowledges that in the event all of the requirements of Rule 144 are not met, registration under the Securities Act, compliance with the Securities and Exchange Commission’s (the “Commission”) Regulation A or an exemption from registration will be required for any disposition of the Common Stock. OHSU understands that although Rule 144 is not exclusive, the Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

Accredited Investor. OHSU is an “accredited investor” within the meaning of the Commission’s Rule 501 of Regulation D, as presently in effect.
     4. General Provisions.
Entire Agreement. This and that certain Stock Restriction Agreement by and between the Company and OHSU, effective as the date hereof, constitutes the entire agreement between the Company and OHSU with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings of the Company and OHSU.
Notices. Any notice sent hereunder shall be deemed given as of the date it is served personally upon the party for whom intended, or as of the date it is mailed postage prepaid by certified or registered mail, return receipt requested, to the address of the party for whom intended as hereinafter set forth, or as otherwise designated by such party in writing:

To the Company at:	OREXIGEN THERAPEUTICS, INC.
28202 Cabot Road, Suite 200
Laguna Niguel, CA 92677

To OHSU at:	OREGON HEALTH & SCIENCE
UNIVERSITY
SW 1st Avenue
Portland, Oregon 97201
Governing Law. The parties hereto agree that this Agreement has been executed in the State of California and shall be governed by the laws thereof.
Headings. The headings of the sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of the provisions in this Agreement.
Severability. In the event that any provisions of this Agreement or any part of any provision of this Agreement shall be determined to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of any other provision or part hereof.
Attorneys’ Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover from the other party or parties all costs and expenses of suit, including reasonable attorneys’ fees, in addition to any other relief to which such party may be entitled.
Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

“Company”	“OHSU”

OREXIGEN THERAPEUTICS, INC.	OREGON HEALTH & SCIENCE UNIVERSITY

By:	By:

Eckard Weber, M.D.,
President and	Title:	Director, TRC
Chief Executive Officer